Exhibit 5 - Specimen Stock Certificate

            NUMBER                                        SHARES

            COMMON STOCK                                       COMMON STOCK

GROSVENOR EXPLORATIONS INC.
SHARES AUTHORIZED: 75,000,000
PAR VALUE: $0.001
CUSIP 399268 10 1
INCORPORATED UNDER THE LAWS OF THE STATE OF
NEVADA

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

is the Owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK

GROSVENOR EXPLORATIONS INC.

transferable on the books of the corporation buy the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witnessed this facsimile seal of said Corporation and the facsimile signatures of its duly authorized officers.

Dated:

     Countersigned and registered              CORPORATE          P.GRANT         AL IBSEN
    EmpireStockTransfer Inc.                     Nevada              Secretary             President
        Transfer agent and Registrar              5/25/2005
        By                      SEAL
        Authorized Signature

SPECIMEN